UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 4, 2013

SPRINT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-04721	46-117005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 829-0965

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosures.

In connection with the private offering described below, Sprint Corporation disclosed the following information to prospective investors:

The issuance of $6.5 billion of notes in this offering may result in a default of the quarterly leverage compliance test under Sprint Communications, Inc.’s (“Sprint Communications”) credit facilities unless we are able to timely receive waivers from our lenders, reduce our outstanding indebtedness or otherwise eliminate our need to comply with Sprint Communications’ credit facility covenants.

Sprint Communications’ revolving credit facility, as well as its EDC loan agreement and its secured equipment facility contain a financial covenant that requires that as of the last day of each fiscal quarter, Sprint Communications’ ratio of total indebtedness to EBITDA (as defined) not exceed a threshold level. The Company estimates that after giving effect to this offering, and assuming proceeds are not used to retire other indebtedness, Sprint Communications will breach this threshold by a significant level at September 30, 2013; accordingly if Sprint Communications is not able to obtain waivers from the banks under its three credit facilities (or alternatively repay and terminate those facilities) or otherwise is not able to eliminate approximately $2.5 billion of indebtedness by September 30, 2013, it will breach the financial covenant described above and will be in default under those credit agreements, which could also result in cross-defaults under other indebtedness. While Sprint Communications has commenced discussions with the lenders under its revolving credit facility to waive compliance with this financial covenant until December 31, 2013 and believes it can reach an agreement with these lenders as well as the lenders under the EDC loan agreement and the secured equipment facility, there can be no assurances that such waivers will be obtained or that Sprint Communications can otherwise timely eliminate other indebtedness in an amount necessary to maintain compliance with the financial covenant as of September 30, 2013.

The information set forth under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On September 4, 2013, Sprint Corporation announced the pricing of its offering of notes due 2021 and notes due 2023 in a private transaction that is exempt from the registration requirements of the Securities Act of 1933, as described in the press release attached hereto as Exhibit 99.1, which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT CORPORATION

By:	/s/ Stefan K. Schnopp
Name: Stefan K. Schnopp
Title: Assistant Secretary

Date: September 4, 2013

Exhibit Number	Description

99.1	Press release